Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

BioVie Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Security(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share (3)	457(c)	85,175	$7.895	$672,457	$0.0001102	$74.11
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-	-	-	-	-

		Total Offering Amounts				$672,457		$74.11
		Total Fees Previously Paid						-
		Total Fee Offsets						$74.11(4)
		Net Fee Due						$ 0.00

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of common stock.

(2)	This registration statement registers 85,175 shares of common stock of the registrant issuable upon the exercise of warrants issued by the registrant, with exercise prices ranging from $5.82 to $12.50 per share.

(3)	Estimated solely for the purpose of calculating the registration fee according to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high ($8.25) and low ($7.54) prices of the registrant’s common stock reported on the Nasdaq Capital Market on March 27, 2023, which is within five business days prior to filing this registration statement.

(4)	The offsetting fee was paid previously by the registrant as part of the filing fee of $344,090 in connection with the Preliminary Information Statement on Schedule 14C (File No. 001-39015) filed by the registration as of May 4, 2021, which filing fee was later reduced to $40,297 pursuant to Amendment No. 1 to the Information Statement on Schedule 14C (File No. 001-39015) filed by the registrant as of May 10, 2021.